UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2016

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2016, the Board of Directors of Cisco Systems, Inc. ( “Cisco”) approved an amendment and restatement of the Cisco Systems, Inc. 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”) to revise the definition of “Re-Price” to explicitly prohibit the repurchase for cash of any outstanding options or stock appreciation rights when the exercise price is greater than the fair market value of the underlying shares.

The foregoing description is qualified in its entirety by reference to the 2005 Stock Incentive Plan, a copy of which is filed as Exhibit 10.1 to this report.

In addition, beginning July 1, 2016, all future awards to employees under the 2005 Stock Incentive Plan that are subject to vesting provisions will no longer provide for vesting in full and, if applicable, immediate exercisability in the event there is a hostile change in control or ownership of Cisco, whether through a tender or exchange offer for more than 35% of Cisco’s outstanding voting securities which the Board of Directors does not recommend the shareholders to accept, or a change in the majority of the members of the Board of Directors as a result of one or more contested elections for board membership.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Document

10.1	Cisco Systems, Inc. 2005 Stock Incentive Plan (including related form agreements), as amended and restated effective June 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: June 7, 2016	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	Cisco Systems, Inc. 2005 Stock Incentive Plan (including related form agreements), as amended and restated effective June 2, 2016